UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2006

Date of Report (Date of earliest event reported)

FILENET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15997	95-3757924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3565 Harbor Boulevard Costa Mesa, California 92626 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (714) 327-3400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

On April 26, 2006, we issued a press release, which sets forth our results of our operations for the quarter ended March 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Exhibits:	Description of Document
99.1	Press Release dated April 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FILENET CORPORATION

Date:	April 26, 2006
By:	/s/ Philip C. Maynard
	Name:	Philip C. Maynard
	Title:	Senior Vice President and
Chief Legal Officer

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated April 26, 2006.

Exhibit 99.1

FOR IMMEDIATE RELEASE

FileNet Reports First Quarter 2006 Results

Company Achieves 17% Software Revenue Growth

COSTA MESA, Calif.— April 26, 2006—FileNet Corporation (Nasdaq: FILE), the leading provider of Enterprise Content and Business Process Management solutions, today announced financial results for its first quarter ended March 31, 2006.

Total revenues for the first quarter of 2006 were $108.9 million compared to total revenues of $100.0 million for the same period in 2005. Software revenues for the first quarter of 2006 were $44.9 million compared to $38.5 million for the same period in 2005.

Net income was $7.6 million in the first quarter of 2006 and includes equity-based compensation expense, net of tax, of $2.4 million. Net income for the first quarter of 2005 was $8.3 million and includes equity-based compensation expense for non-vested stock grants, net of tax, of $0.3 million. Earnings per basic and diluted share were $0.18 for the first quarter of 2006 and include all equity-based compensation expense (for stock options and non-vested shares) of $0.05 per share. This compares to earnings per basic and diluted share of $0.20, for the first quarter of 2005. Net income prior to 2006 did not include employee equity-based compensation expense for stock options, but did include compensation expense for non-vested shares.

In addition to GAAP results, FileNet is reporting net income and net income per share excluding equity-based compensation expense, referred to respectively as “non-GAAP net income” and “non-GAAP net income per share.” A further discussion of these non-GAAP financial measures and reconciliations to comparable GAAP measures for the three months ended March 31, 2006 and 2005 appear in the GAAP to Non-GAAP reconciliation found below.

Non-GAAP net income for the first quarter of 2006 was $10.1 million, or $0.23 per diluted share. Non-GAAP net income for the first quarter of 2005 was $8.5 million, or $0.20 per diluted share.

As of March 31, 2006, FileNet had cash and investments of $422.9 million, compared to $392.0 million at December 31, 2005. The company has no long-term debt.

“We’re pleased with our solid first quarter performance and continue to experience particular strength in our European operations,” said Lee Roberts, chairman and CEO of FileNet. “Our FileNet P8 platform continues to drive demand and position us for ECM and BPM standardizations.”

Quarterly Conference Call with Management – April 26, 2006

Lee Roberts, Chairman and Chief Executive Officer, and Sam Auriemma, Chief Financial Officer, will host a conference call for investors at 7:00 a.m. pacific time today.

The call and presentation will be broadcast live over the Internet. To listen to the event via the Internet, please follow the instructions that are available on the investor relations’ section of FileNet’s Web site at http://www.filenet.com. A replay of the Web cast will be available for an extended period of time.

Alternatively, to listen to the call live, dial (866) 713-8567. The conference call ID number for the call is 34264586. A replay of the call will be available from approximately 9:00 a.m. PT on April 26 through midnight PT on May 4. To listen to the replay, dial (888) 286-8010. The conference call ID number for the replay is 87476362.

Use of Non-GAAP Financial Measures

In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. These non-GAAP measures exclude charges for equity-based compensation on a pre-tax and after tax basis. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements.

Equity-based compensation expense relates primarily to restricted stock, restricted stock units (collectively called “non-vested shares”) and stock options issued by FileNet. Equity-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by market forces that are difficult to predict and are not within the control of management, such as the price of our common stock.

We utilize certain non-GAAP financial measures to evaluate our performance. FileNet believes the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to investors in order to assess FileNet’s financial performance. Management believes that availability of these non-GAAP measures will assist investors with comparing and contrasting FileNet’s financial performance with its performance in prior periods and with comparing and contrasting FileNet’s performance with other companies in its industry, many of which management believes use similar non-GAAP measures to supplement their financial results.

Non-GAAP net income and non-GAAP net income per share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of FileNet’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of FileNet’s results as reported under GAAP. FileNet expects to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items from its non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

About FileNet

FileNet Corporation (NASDAQ: FILE) helps organizations make better decisions by managing the content and processes that drive their business. FileNet’s Enterprise Content Management (ECM) solutions allow customers to build and sustain competitive advantage by managing content throughout their organizations, automating and streamlining their business processes, and providing a spectrum of connectivity needed to simplify their critical and everyday decision-making.

FileNet ECM products are designed to deliver a broad set of capabilities that integrate with existing information systems to provide cost-effective solutions that solve real-world business problems.

Since the Company’s founding in 1982, more than 4,000 organizations, including more than three quarters of the Fortune 100, have taken advantage of FileNet solutions for help in managing their mission-critical content and processes.

Headquartered in Costa Mesa, Calif., the Company markets its innovative ECM solutions in more than 90 countries through its own global sales, professional services and support organizations, as well as via its ValueNet® Partner network of resellers, system integrators and application developers.

To learn more about FileNet’s ECM solutions, please visit us at http://www.filenet.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for FileNet include, but are not limited to, the volume of our sales and pricing concessions on volume sales; our ability to specify, develop or acquire, complete, introduce, market, distribute and gain market acceptance for new products and technologies in a timely manner; the mix of products and services sold by us; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to control expenses; announcements of technological innovations, new products or product enhancements by the company or its competitors; the emerging nature of the Enterprise Content Management market; key management changes; changes in joint marketing and development programs; developments relating to patents or other intellectual property rights or disputes; changing relationships with customers, distributors, suppliers and strategic partners; potential contractual or employment issues; our ability to integrate acquired businesses; and general conditions in the worldwide economy and the software/technology sector and other factors. Our Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Note to editors: FileNet and ValueNet are registered trademarks of FileNet Corporation. All other company or product names referenced in this release may be trademarks or registered trademarks of their respective owners.

# # #

Investor Contact:

Greg Witter,

Director, Investor Relations

FileNet Corporation

Phone: 714-327-3405

Email: gwitter@filenet.com

FILENET CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Quarter Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Revenue:
Software	$ 44,853	$ 38,451
Service	64,003	61,566
Total revenue	108,856	100,017

Costs of Revenue
Cost of software revenue	3,508	2,370
Cost of service revenue	24,052	20,910
Total cost of revenue	27,560	23,280

Gross profit	81,296	76,737

Operating expenses:
Sales and marketing	42,263	38,182
Research and development	21,712	18,630
General and administrative	9,892	9,226
Total operating expenses	73,867	66,038

Operating income	7,429	10,699

Other income, net	3,593	2,027

Income before income taxes	11,022	12,726

Provision for income taxes	3,417	4,454

Net income	$ 7,605	$ 8,272

Earnings per share:
Basic	$ 0.18	$ 0.20
Diluted	$ 0.18	$ 0.20

Weighted average shares outstanding:
Basic	41,714	40,361
Diluted	43,011	41,706

Note: Certain reclassifications have been made to prior-years’ balances to conform to the current year’s presentation.

FILENET CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 271,508	$ 204,915
Short-term investments	149,927	178,923
Accounts receivable, net	48,728	58,559
Prepaid expenses and other assets	15,785	14,677
Deferred income taxes	1,960	1,960
Total current assets	487,908	459,034

Property, net	20,891	21,007
Long-term investments	1,468	8,154
Goodwill	31,733	31,530
Intangible assets, net	9,134	10,133
Deferred income taxes	40,987	41,022
Other assets	3,279	3,464

Total assets	$ 595,400	$ 574,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 12,013	$ 14,893
Customer deposits/advances	8,221	8,874
Accrued compensation and benefits	22,002	39,133
Unearned maintenance revenue	71,092	45,092
Other accrued liabilities	20,836	19,291
Total current liabilities	134,164	127,283

Unearned maintenance revenue	4,955	5,651

Total liabilities	139,119	132,934

Stockholders’ equity	456,281	441,410

Total liabilities and stockholders’ equity	$ 595,400	$ 574,344

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

The following table reconciles non-GAAP financial measures used in this release to the comparable GAAP measure for the respective periods (in thousands, except for per share information):

FILENET CORPORATION

(in thousands, except per share data)

	Quarter Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Net income reconciliation
Net income (GAAP)	$ 7,605	$ 8,272

Equity-based compensation expense	3,548	408
Income tax effect of Non-GAAP Adjustment	(1,100)	(143)

Net income (Non-GAAP)	$ 10,053	$ 8,537

Diluted net income per share reconciliation
Diluted net income per share (GAAP)	$ 0.18	$ 0.20

Equity-based compensation expense	0.08	0.00
Income tax effect of Non-GAAP Adjustment	(0.03)	0.00

Diluted net income per share (Non-GAAP)	$ 0.23	$ 0.20

Shares used in calculation of diluted net income per share (GAAP)
Diluted	43,011	41,706

FileNet adopted Statement of Financial Accounting Standard No.123 (revised), Share-based Payment, (SFAS 123R) on January 1, 2006, electing to follow the modified prospective application. Net income prior to 2006 did not include employee equity-based compensation expense for stock options.